SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2004

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta Georgia 30328
(Address of Principal Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On February 11, 2004, Beazer Homes USA, Inc. (the “Company”) issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing that its Board of Directors has declared a quarterly cash dividend of ten cents ($0.10) per share of common stock.  The cash dividend will be payable on March 22, 2004 to shareholders of record at the close of business on March 10,  2004.  For additional information, please see the press release.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

Press release issued February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 11, 2004	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer